Exhibit 99.1

SharpLink Welcomes BlackRock Digital Assets Pioneer

Joseph Chalom as Newly Appointed Co-CEO

MINNEAPOLIS, MN – July 25, 2025 – SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), one of the world’s largest corporate holders of Ether (“ETH”) and prominent industry advocate of Ethereum adoption, today announced the appointment of former BlackRock senior executive Joseph Chalom as its new Co-Chief Executive Officer, effective July 24, 2025. Chalom brings world-class institutional leadership to SharpLink, having spent the past 20 years delivering digital finance innovations at BlackRock, including the launch of the iShares Ethereum Trust (ETHA), the largest Ethereum exchange traded product with over $10 billion in current assets.

Rob Phythian, SharpLink’s current CEO, will transition to the role of President over the next quarter and remain a member of the Company’s Board of Directors.

“Few executives in the world have had the kind of impact Joseph has had in unlocking institutional adoption of digital assets, having pioneered BlackRock’s strategic entry into the space. His decision to join SharpLink is a resounding validation of our ETH treasury strategy and vision for Ethereum to drive profound, transformative change across the global digital economy,” stated Joseph Lubin, SharpLink Chairman, Co-Founder of Ethereum and Founder and CEO of Consensys.

“I am joining SharpLink because I see a powerful opportunity to help shape the future of financial infrastructure and decentralized finance,” said Chalom. “SharpLink’s commitment to aligning its strategic direction with the Ethereum ecosystem reflects a bold and forward-thinking vision – one that deeply resonates with my passion for digital assets and scaling innovative financial technologies. I’m thrilled to be leading SharpLink into its next phase and harnessing Ethereum’s unique value proposition for our shareholders.”

A Fintech Veteran and Digital Assets Leader

Before joining SharpLink, Chalom served as Managing Director, Head of Strategic Ecosystem Partnerships at BlackRock, where he led the firm’s strategy across the digital assets, data and technology ecosystems. He architected strategic partnerships, including BlackRock’s high-profile partnerships with Nasdaq, Coinbase, Anchorage Digital Bank, BNY Mellon and Circle to drive product innovation and broader institutional adoption.

Over his distinguished 20-year tenure at BlackRock, Chalom held multiple senior leadership roles, including serving as BlackRock’s interim Deputy Chief Operating Officer and the Chief Operating Officer of BlackRock Solutions, the division offering Aladdin, BlackRock’s industry-leading portfolio and risk management platform.

Chalom also formerly served on the boards of Securitize, a leader in tokenized assets and digital transfer agency services; and ClarityAI, a top-tier AI-powered sustainability analytics and data platform. He holds a Bachelor of Arts in International Studies from Johns Hopkins University and a law degree from Columbia University School of Law.

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About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming, Inc. (Nasdaq: SBET) is the world’s largest publicly traded company to adopt Ether (“ETH”) as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to Ethereum, the world’s leading smart-contract platform and second largest digital asset.

SharpLink is also reimagining the future of online gaming. Backed by a veteran team with deep roots in sports media, gaming and technology, SharpLink is charting a new course – building scalable, secure and transparent solutions that challenge outdated models and bring real innovation to the user experience. Learn more at www.sharplink.com.

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the execution of the Company’s treasury strategy and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@sharplink.com

Media Contact:

media@sharplink.com

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